UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 1, 2010

IMMUNOSYN CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	005-82677	20-5322896
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10815 Rancho Bernardo Road, Suite 101,
San Diego, CA 92127
(Address of Principal Executive Offices and Zip Code)

(888) 853-3663
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14A-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – Other Events

Item 8.01.  Other Events.

A complaint (the "Complaint") was filed on August 25, 2009 by Myron W. Wentz, a shareholder of Immunosyn Corporation (the “Company” or “Immunosyn”), in the United States District Court for the Southern District of California that named as defendants Argyll Biotechnologies, LLC (“Argyll Biotech”), the Company and Does 1-10.  The Complaint alleged, among other things, that Argyll Biotech breached its contract with the plaintiff and that the Company tortiously interfered with Argyll Biotech’s contract with the plaintiff.  The Complaint sought damages in the amount of $1,948,000 plus pre- and post-judgment interest; consequential damages and attorneys fees in an amount to be proven at trial against Argyll Biotech for breach of contract; an Order compelling Argyll Biotech to provide 14,984,615 shares of common stock of the Company to Dr. Wentz; and attorneys fees in an amount to be proven at trial.

On February 1, 2010, a default judgment was entered against Immunosyn in favor of the plaintiff, Dr. Wentz, in the United States District Court for the Southern District of California in the amount of $1,948,000.00 plus post-judgment interest in accordance with the law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  February 12, 2010                                            IMMUNOSYN CORPORATION

By: /s/ Douglas A. McClain, Jr.
       Douglas A. McClain, Jr.
       Chief Financial and Accounting Officer